EXHIBIT 8



                                                            January 21, 1997



Wachovia Corporation
100 North Main Street
Winston-Salem, North Carolina 27150

Wachovia Capital Trust II,
Wachovia Capital Trust III and
Wachovia Capital Trust IV
c/o Wachovia Corporation
100 North Main Street
Winston-Salem, North Carolina 27150



Re:      Registration Statement on Form S-3
         Registration No. 333-19365

Ladies and Gentlemen:

         We have acted as counsel to Wachovia Corporation, a North Carolina corporation (the "Company), and each of Wachovia Capital Trust II, Wachovia Capital Trust III and Wachovia Capital Trust IV, statutory business trusts formed under the laws of the State of Delaware (the "Trusts"), in connection with the above-captioned registration statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") for the purpose of registering (i) Capital Securities representing undivided beneficial interests in the assets of the Trust and (ii) Junior Subordinated Deferrable Interest Debentures (the "Junior Subordinated Debentures) issued by the Company to the Trust, in connection with the sale of the Capital Securities. All capitalized terms used herein and not otherwise defined shall have the meanings set forth in the form of Prospectus Supplement for an offering of Capital Securities filed as an exhibit to the Registration Statement (the "Prospectus Supplement").

         We hereby confirm that, although the discussion set forth under the heading "CERTAIN FEDERAL INCOME TAX CONSIDERATIONS" in the Prospectus Supplement does not purport to discuss all possible United States federal income tax consequences of the purchase, ownership and disposition of Capital Securities, in our opinion, such discussion constitutes, in all material respects, a fair and accurate summary of the United States federal income tax consequences of the purchase, ownership and disposition of Capital Securities, based upon current law. It is possible that


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contrary positions may be taken by the Internal Revenue Service and that a court may agree with such contrary positions.

         This opinion is furnished to you solely for your benefit in connection with the filing of the Registration Statement and, except as set forth below, is not to be used, circulated, quoted or otherwise referred to for any other purpose or relied upon by any other person for any purpose without our prior written consent. We hereby consent to the use of our name under the heading "Validity of Securities" in the Prospectus and Prospectus Supplement and the filing of this opinion with the Commission as Exhibit 8 to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated and applies only to the disclosure under the heading "CERTAIN FEDERAL INCOME TAX CONSIDERATIONS" set forth in the Prospectus Supplement filed as of the date hereof. We disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law.

                                                     Very truly yours,

                                                     /s/ Brown & Wood LLP

                                                     Brown & Wood LLP


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